Exhibit 99.2

EPAM REPORTS RESULTS FOR THIRD QUARTER 2021

<epam>

REVENUES (Q3)

$989M

51.6% ↑ YoY (REPORTED)

46.6% ↑ YoY (ORGANIC)

REVENUE OUTLOOK

Q4 2021

$1.075B - $1.085B

49% ↑ (MID-POINT OF RANGE)

FY 2021

AT LEAST **40% ↑** YoY

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenue	YoY
FINANCIAL SERVICES	$231M	**69% ↑**
TRAVEL & CONSUMER	$198M	**79% ↑**
SOFTWARE & HI-TECH	$174M	**47% ↑**
BUSINESS INFORMATION & MEDIA	$173M	**24% ↑**
LIFE SCIENCES & HEALTHCARE	$96M	**30% ↑**
EMERGING	$117M	**62% ↑**

REVENUES BY GEOGRAPHY

Region	Revenue	YoY
NORTH AMERICA	$591M	**52% ↑**
EUROPE	$324M	**51% ↑**
CIS	$45M	**50% ↑**
APAC	$29M	**60% ↑**

DILUTED EARNINGS PER SHARE

$1.95 GAAP EPS — **27.5% ↑** YoY

$2.42 NON-GAAP EPS* — **46.7% ↑** YoY

EMPLOYEES AND LOCATIONS

52,650+ TOTAL EPAMERS

47,050+ DESIGNERS, ENGINEERS & CONSULTANTS

40+** COUNTRIES

* REFER TO THE COMPANY'S RELEASE FOR GAAP TO NON-GAAP RECONCILIATION OF DILUTED EARNINGS PER SHARE

** COUNTRIES AS OF NOVEMBER 4, 2021